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                                                                EXHIBIT 23.5
                                       CONSENT OF PRICEWATERHOUSECOOPERS LLP
                                                               FOR THE TRUST


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 3, 1998, relating to the financial statements of Illinois Power Special Purpose Trust, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
December 3, 1998